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                                                               Exhibit 23.1





     INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of FoxMeyer Health Corporation (formerly known as National Intergroup, Inc.) on Form S-8 of our reports dated May 11, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of National Intergroup, Inc. for the year ended March 31, 1994.



     Deloitte and Touche LLP
     Dallas, Texas
     October 19, 1994